Exhibit 99.1

FOR RELEASE:	NEW HARTFORD, NY, MARCH 11, 2024
CONTACT:	Christopher R. Byrnes (315) 743-8376
chris_byrnes@partech.com

PAR Technology Corporation Announces Strategic Acquisitions
to Expand Global Vision, Extend Unified Commerce Offerings
and Accelerate Drive Towards Profitability

TASK Group Holdings Limited (ASX: TASK) and Stuzo Holdings, LLC, Enhance PAR’s Leadership in Unified Commerce for Foodservice & Retail Brands on a Global Scale

NEW HARTFORD, N.Y., March 11, 2024 –PAR Technology Corporation (NYSE: PAR) (the “Company” or “PAR”), a global foodservice technology company and provider of unified commerce for enterprise restaurant brands, today announced two transactions that expand its cloud-based unified commerce software offerings into convenience stores and fuel retailers, as well as international markets. PAR has entered into an agreement to acquire TASK Group for cash and PAR common stock at an implied value of approximately $206 million assuming an all-cash transaction, and has completed its acquisition of Stuzo Holdings, LLC for approximately $190 million paid in cash and stock. The closing of the TASK acquisition is expected to occur in the third quarter of 2024, subject to TASK shareholder approval, Australian court approval, certain regulatory approvals and other customary closing conditions.

Both transactions adhere to PAR’s disciplined M&A strategy of acquiring best-in-class products with marquee customer bases, ample cross-selling opportunities, and significant addressable markets. Further, both deals are highly financially accretive and supercharge PAR’s path to sustainable profitability.

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TASK, an Australia-based global foodservice transaction platform, offers international unified commerce solutions, including interactive customer engagement and seamless integration, tailored for major brands worldwide. This has made TASK’s transaction management platform the platform of choice for some of the world’s most successful and recognized foodservice brands including, Starbucks, and Guzman Y Gomez while its loyalty customer engagement platform is used by McDonald’s in 65 markets. With the addition of TASK, PAR will be able to serve the top enterprise foodservice brands across the globe with a unified commerce approach from front-of-house to back-of-house.

"Our goal at PAR has been to be the largest food service technology company in the world. Adding TASK will provide us with a global platform to build upon this vision,” said Savneet Singh, CEO of PAR Technology. “TASK not only broadens our reach beyond the United States and has a strong cash flow profile but also has the potential to bring premier global brands into the PAR fold, and accelerate our future growth.”

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Stuzo, a digital engagement software provider to Convenience and Fuel Retailers (C-Stores), including its Open Commerce® Platform, empowers C-Stores to gain more share of the customer wallet and drive customer lifetime value. This acquisition strengthens PAR’s business strategy to expand its available market by addressing an expanding foodservice market with a ‘best of breed’ platform that is highly profitable. With Stuzo, PAR is now a leader in technology for convenience and fuel retailers with over 25,000 sites and substantial opportunities for innovation in the C-Store industry.

Mr. Singh added, “This is a monumental day for us at PAR – as we expand our business across the globe and enhance our product and service offerings for a wider range of the foodservice and fuel retail industry. Over the past five years, we have evolved our capabilities to include point-of-sale, loyalty, back-office, payment transaction services and digital ordering. The transactions announced today further our vision and help us to offer a more comprehensive set of best-in-class solutions for global brands. Importantly, the acquisition of Stuzo and TASK are expected to add over $80 million of annual recurring revenue (“ARR”) and over $20 million of Adjusted EBITDA to our business, based on their trailing twelve-month actuals. Simply put, we expect to increase our ARR by well over 50% while adding meaningful cashflow and unlocking significant new markets that ensure faster future growth.”

The Company financed the cash consideration paid to Stuzo shareholders from the proceeds of its private placement of approximately $200 million of the Company’s common stock to funds and accounts advised by T. Rowe Price Investment Management, Inc., ADW Capital, Voss Capital, Greenhaven Road Capital, Jane Street, Progeny 3, Fund 1 Investments LLC, Newtyn Capital, Ghisallo Capital Management and Burkehill Global Management. J.P. Morgan Securities LLC served as sole placement agent in connection with the private placement. Gibson, Dunn & Crutcher LLP served as legal counsel to PAR Technology Corporation in connection with the acquisition and financing transactions.

The Company will host a conference call to discuss the transactions at 9:00 a.m. ET on Monday, March 11, 2024.  To participate in the question and answer portion of the call, please register in advance via this link. After registering, a confirmation email will be sent including dial-in details and unique conference call codes for entry. Registration is open through the live call, but to ensure you are connected for the full call we suggest registering a day in advance or at minimum 10 minutes before the start of the call.

The conference call will be webcast live. To access the webcast interested listeners can click here or also visit the PAR Technology Investor Relations website at www.partech.com/investor-relations/. A recording of the webcast will be available on this site after the event.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, Section 27A of the Securities Act of 1933, as amended, and the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are not historical in nature, but rather are predictive of our future operations, financial condition, financial results, business strategies and prospects. Forward-looking statements are generally identified by words such as “anticipate”, “believe,” “belief,” “continue,” “could,” “expect,” “estimate,” “intend,” “may,” “opportunity,” “plan,” “should,” “will,” “would,” “will likely result,” and similar expressions. Forward-looking statements are based on management’s current expectations and assumptions that are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause our actual results to differ materially from those expressed in or implied by forward-looking statements, including business uncertainties relating to acquisitions, divestitures, and capital markets transactions, including the timing of such transactions, our ability to recognize future annual recurring revenues, adjusted EBITDA, cash flow, margins and achieve other synergies, and the costs, timing and complexity of integration. Factors, risks, trends and uncertainties that could cause or contribute to such differences include those discussed in our Annual Report on Form 10-K for the year ended December 31, 2023 and our other filings with the SEC. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

Key Performance Indicators and Non-GAAP Financial Measures

We monitor certain key performance indicators and non-GAAP financial measures in the evaluation and management of our business; certain key performance indicators and non-GAAP financial measures are provided in this press release as we believe they are useful in facilitating period-to-period comparisons of our business performance. Key performance indicators and non-GAAP financial measures do not reflect and should be viewed independently of our financial performance determined in accordance with GAAP. Key performance indicators and non-GAAP financial measures are not forecasts or indicators of future or expected results and should not have undue reliance placed upon them by investors. Where non-GAAP financial measures are included in this press release, the most directly comparable GAAP financial measures and a detailed reconciliation between GAAP and non-GAAP financial measures is included in PAR’s presentation “PAR Extends Vision” attached as Exhibit 99.2 to PAR’s Form 8-K filed with the Securities and Exchange Commission on March 11, 2024.

A key performance indicator, annual recurring revenue, or ARR, is the annualized revenue from PAR’s subscription services, which includes subscription fees for PAR’s SaaS solutions and related support, managed platform development services, and transaction-based fees for payment processing services.  PAR generally calculates ARR by annualizing the monthly recurring revenue for all active sites as of the last day of each month for the respective reporting period. ARR is an operating measure, it does not reflect PAR’s revenue determined in accordance with GAAP, and ARR should be viewed independently of, and not combined with or substituted for, PAR’s revenue and other financial information determined in accordance with GAAP. Further, ARR is not a forecast of future revenue and investors should not place undue reliance on ARR as an indicator of our future or expected results. Active sites represent locations active on PAR’s subscription services as of the last day of the respective reporting period.

About TASK

TASK is a leading provider of technology solutions enabling its global hospitality clients to maximize their customer relationships in an increasingly digital world.  TASK’s end-to-end cloud-based platform helps clients to improve customer experiences across every transactional touchpoint, including digital customer-facing services, back-of-house and enterprise operations. TASK’s ecosystem combines transaction services, personalization, offer management, and BI technology to help clients generate operational efficiencies, drive valuable data insights about their consumer base, activate new promotions and build brand loyalty.

About Stuzo

Stuzo, with its Open Commerce® product bundle and patent-pending Wallet Steering® solution, empowers Convenience & Fuel Retailers to gain more share of wallet and customer lifetime value than possible with any other solution provider. Stuzo’s unified Open Commerce products consist of Activate for Intelligent 1:1 Loyalty, Transact for Contactless Commerce, Experience for Cross-Channel Customer Experiences, and Retailer Connect for Corporate-to-Retailer Program Management. Stuzo’s solutions are supported by a set of program management services and Stuzo is the only supplier in the industry to contractually guarantee business outcomes with its 1.5X Performance Guarantee.

About PAR Technology
For more than 40 years, PAR Technology Corporation’s (NYSE: PAR) cutting-edge products and services have helped bold and passionate restaurant brands build lasting guest relationships. We are the partner enterprise restaurants rely on when they need to serve amazing moments from open to close, during the most hectic rush hours, and when the world forces them to adapt and overcome. More than 100,000 customers in more than 110 countries use PAR’s restaurant point-of-sale, digital ordering, loyalty and back-office software solutions as well as industry-leading hardware and drive-thru offerings. To learn more, visit partech.com or connect with us on LinkedIn, X (formerly Twitter), Facebook, and Instagram.